EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Atlanticus Holdings Corporation

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 31, 2021, relating to the consolidated financial statements of Atlanticus Holdings Corporation (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us as experts under the caption “Independent Registered Public Accounting Firm” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Atlanta, Georgia

May 5, 2021